                                                                    Exhibit 25.1
                                                                    ------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM T-1


                           Statement of Eligibility
                     Under the Trust Indenture Act of 1939
                     of a Corporation Designated to Act as
                                    Trustee


                     Check if an Application to Determine
                 Eligibility of a Trustee Pursuant to Section
                           305(b)(2) _______________


                         HARRIS TRUST AND SAVINGS BANK
                               (Name of Trustee)
       Illinois                                                 36-1194448
                                                             (I.R.S. Employer
(State of Incorporation)                                     Identification No.)

                111 West Monroe Street, Chicago, Illinois 60603
                    (Address of principal executive offices)

               Daniel G. Donovan, Harris Trust and Savings Bank,
                111 West Monroe Street, Chicago, Illinois, 60603
                                  312-461-2908
           (Name, address and telephone number for agent for service)

                                BWAY Corporation
                               (Name of Obligor)

            See Table of Subsidiary Guarantors on Schedule 1 hereto
                             (Names of Guarantors)
       Delaware                                                  36-3624491
                                                              (I.R.S. Employer
(State of Incorporation)                                     Identification No.)

                         8607 Roberts Drive, Suite 250
                            Atlanta, Georgia  30350
                   (Address of principal executive offices)

             10 1/4% Senior Subordinated Notes due 2007, Series B
                        (Title of indenture securities)

1.   GENERAL INFORMATION.  Furnish the following information as to the Trustee:

 (a) Name and address of each examining or supervising authority to which it is subject.

            Commissioner of Banks and Trust Companies, State of Illinois, Springfield, Illinois; Chicago Clearing House Association, 164 West Jackson Boulevard, Chicago, Illinois; Federal Deposit Insurance Corporation, Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington, D.C.

     (b)  Whether it is authorized to exercise corporate trust powers.

            Harris Trust and Savings Bank is authorized to exercise corporate trust powers.

2. AFFILIATIONS WITH OBLIGOR. If the Obligor is an affiliate of the Trustee, describe each such affiliation.

            The Obligor is not an affiliate of the Trustee.

3. thru 15.

            NO RESPONSE NECESSARY

16.  LIST OF EXHIBITS.

    1. A copy of the articles of association of the Trustee as now in effect which includes the authority of the trustee to commence business and to exercise corporate trust powers.

       A copy of the Certificate of Merger dated April 1, 1972 between Harris Trust and Savings Bank, HTS Bank and Harris Bankcorp, Inc. which constitutes the articles of association of the Trustee as now in effect and includes the authority of the Trustee to commence business and to exercise corporate trust powers was filed in connection with the Registration Statement of Louisville Gas and Electric Company, File No. 2-44295, and is incorporated herein by reference.

    2.      A copy of the existing by-laws of the Trustee.

       A copy of the existing by-laws of the Trustee was filed in connection with the Registration Statement of Commercial Federal Corporation, File No. 333-20711, and is incorporated herein by reference.

    3.      The consents of the Trustee required by Section 321(b) of the Act.

       (included as Exhibit A on page 3 of this statement)

    4. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.

       (included as Exhibit B on page 4 of this statement)

                                   SIGNATURE


Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HARRIS TRUST AND SAVINGS BANK, a corporation organized and existing under the laws of the State of Illinois, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 22nd day of April, 1997.

HARRIS TRUST AND SAVINGS BANK


By:  /s/ DGDonovan
     -------------
  D. G. Donovan
  Assistant Vice President


EXHIBIT A

The consents of the Trustee required by Section 321(b) of the Act.

Harris Trust and Savings Bank, as the Trustee herein named, hereby consents that reports of examinations of said trustee by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

HARRIS TRUST AND SAVINGS BANK


By:  /s/ DGDonovan
     -------------
  D.G. Donovan
  Assistant Vice President

                                   SCHEDULE 1

                         TABLE OF SUBSIDIARY GUARANTORS

The address and telephone number of the principal executive offices of each of the Subsidiary Guarantors listed below are the same as set forth for BWAY Corporation. All of such Subsidiary Guarantors are direct or indirect subsidiaries of BWAY Corporation.


Exact Name of Registrant As Specified  State or Other Jurisdiction of      I.R.S. Employer
           in its Charter              Incorporation or Organization    Identification Number
---------------------------------------------------------------------------------------------
Armstrong Containers, Inc.                        Delaware                   36-3493902
Brockway Standard, Inc.                           Delaware                   25-1364972
Brockway Standard (Canada), Inc.              Ontario, Canada                   None
Brockway Standard (New Jersey), Inc.              Delaware                   58-2241193
Brockway Standard (Ohio), Inc.                    Delaware                   65-0666452
Materials Management, Inc.                        Delaware                   58-2295302
Milton Can Company, Inc.                          Delaware                   58-2264009
Plate Masters, Inc.                               Delaware                   58-2262496
---------------------------------------------------------------------------------------------

EXHIBIT B

Attached is a true and correct copy of the statement of condition of Harris Trust and Savings Bank as of December 31, 1996, as published in accordance with a call made by the State Banking Authority and by the Federal Reserve Bank of the Seventh Reserve District.

                             [LOGO OF HARRIS BANK]

                         Harris Trust and Savings Bank
                             111 West Monroe Street
                            Chicago, Illinois  60603

of Chicago, Illinois, And Foreign and Domestic Subsidiaries, at the close of business on December 31, 1996, a state banking institution organized and operating under the banking laws of this State and a member of the Federal Reserve System. Published in accordance with a call made by the Commissioner of Banks and Trust Companies of the State of Illinois and by the Federal Reserve Bank of this District.

                         Bank's Transit Number 71000288

                                                                                                          THOUSANDS
                                         ASSETS                                                           OF DOLLARS
Cash and balances due from depository institutions:
          Non-interest bearing balances and currency and coin..................                                         $ 1,157,832
          Interest bearing balances............................................                                         $   658,287
Securities:....................................................................
a.  Held-to-maturity securities                                                                                         $         0
b.  Available-for-sale securities                                                                                       $ 2,759,331
Federal funds sold and securities purchased under agreements to resell in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
          Federal funds sold...................................................                                         $   316,275
          Securities purchased under agreements to resell......................                                         $         0
Loans and lease financing receivables:
          Loans and leases, net of unearned income.............................              $   8,199,096
          LESS:  Allowance for loan and lease losses...........................              $     108,408
                                                                                             -------------
          Loans and leases, net of unearned income, allowance, and reserve
          (item 4.a minus 4.b).................................................                                         $ 8,090,688
Assets held in trading accounts................................................                                         $   185,153
Premises and fixed assets (including capitalized leases).......................                                         $   180,043
Other real estate owned........................................................                                         $       582
Investments in unconsolidated subsidiaries and associated companies............                                         $        82
Customer's liability to this bank on acceptances outstanding...................                                         $    78,983
Intangible assets..............................................................                                         $   294,420
Other assets...................................................................                                         $   542,257
                                                                                                                        -----------
TOTAL ASSETS                                                                                                            $14,263,933
                                                                                                                        ===========



                                  LIABILITIES
DEPOSITS:
  In domestic offices....................................................................                               $ 7,898,588
     Non-interest bearing................................................................    $   3,135,907
     Interest bearing....................................................................    $   4,762,681
  In foreign offices, Edge and Agreement subsidiaries, and IBF's.........................                               $ 1,839,922
     Non-interest bearing................................................................    $      35,116
     Interest bearing....................................................................    $   1,804,806
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its Edge and Agreement subsidiaries, and in IBF's:
     Federal funds purchased.............................................................                               $ 1,615,797
     Securities sold under agreements to repurchase......................................                               $   376,270
Trading Liabilities                                                                                                     $    74,165
Other borrowed money:...................................................................
a.  With remaining maturity of one year or less                                                                         $   697,591
b.  With remaining maturity of more than one year                                                                       $     9,265
Bank's liability on acceptances executed and outstanding                                                                $    78,983
Subordinated notes and debentures.......................................................                                $   310,000
Other liabilities.......................................................................                                $   170,785
                                                                                             --------------------------------------
TOTAL LIABILITIES                                                                                                       $13,071,366
                                                                                             ======================================
                                EQUITY CAPITAL
Common stock............................................................................                                $   100,000
Surplus.................................................................................                                $   600,377
a.  Undivided profits and capital reserves..............................................                                $   506,301
b.  Net unrealized holding gains (losses) on available-for-sale securities..............                                  ($14,111)
                                                                                             --------------------------------------
TOTAL EQUITY CAPITAL                                                                                                    $ 1,192,567
                                                                                             ======================================
Total liabilities, limited-life preferred stock, and equity capital.....................                                $14,263,933
                                                                                             ======================================

     I, Steve Neudecker, Vice President of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                STEVE NEUDECKER
                                    1/29/97

     We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and, to the best of our knowledge and belief, has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and the Commissioner of Banks and Trust Companies of the State of Illinois and is true and correct.

          EDWARD W. LYMAN,
          ALAN G. McNALLY,
          MARIBETH S. RAHE
                                                                      Directors.